Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

APPLIED DIGITAL SOLUTIONS, INC.

ARTICLE ONE

The name of the corporation is Applied Digital Solutions, Inc. (the “Corporation”).

ARTICLE TWO

The address of the Corporation’s registered office in this state is located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 and its registered agent is Corporation Service Company. County of New Castle.

ARTICLE THREE

The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is to One Hundred Thirty Million (130,000,000) shares, of which Five Million (5,000,000) shares shall be preferred stock (“Preferred Stock”) having a par value of $10.00 per share and One Hundred Twenty-Five Million (125,000,000) shares shall be common stock (“Common Stock”) having a par value of $.01 per share. A statement of the preferences, qualifications, limitations, restrictions, and the special or relative rights, including convertible rights, in respect of the shares of each class is as follows:

A.    Preferred Stock.

Subject to the requirements of the laws of the State of Delaware, authority is hereby vested in the Board of Directors from time to time to issue 5,000,000 shares of Preferred Stock in one or more series and by resolution or resolutions as to each series:

(a)    to fix the distinctive serial designation of the shares of such series;

(b)    to fix the rate per annum at which the holders of the shares of such series shall be entitled to receive dividends, the dates on which said dividends shall be payable, and, if the directors determine that the dividends with respect to said series shall be cumulative, the date or dates from which such dividends shall be cumulative;

(c)    to determine whether the shares of such series shall have voting power, and, if so, the extent and definition of such voting power;

(d)    to fix the price or prices at which the shares of such series may be redeemed, and to determine whether the shares of such series may be redeemed in whole or in part or only as a whole;

(e)    to fix the amounts payable on the shares of such series in the event of liquidation, dissolution, or winding up of the Corporation;

(f)     to determine whether or not the shares of any such series shall be made convertible into or exchangeable for shares of any other class or classes of stock of the Corporation or of any other series of Preferred Stock and the conversion price or prices, or the rate or rates of exchange at which such conversion or exchange may be made;

(g)    to determine the amount of the sinking fund, purchase fund, or any analogous fund, if any, to be provided with respect to each such series; and

(h)    to fix preferences and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions thereof, applicable to each such series.

B.    Common Stock.

Each share of Common Stock shall be identical with each other share of Common Stock, except as the holders thereof shall otherwise expressly agree in writing. Subject to the prior rights of the Preferred Stock from time to time issued and outstanding, as hereinbefore set forth, the holders of Common Stock shall be entitled to receive such sums as the Board of Directors may from time to time declare as dividends thereon, or authorize as distributions thereon, out of any sums available to be distributed as dividends and to receive any balance remaining in case of the dissolution, liquidation or winding up of the Corporation after satisfying the prior rights of the Preferred Stock, if any be then outstanding. Each share of Common Stock shall have one vote for all corporate purposes.

ARTICLE FOUR

No holder of shares of any class of stock of this corporation, either now or hereafter authorized or issued, shall have a preemptive or preferential right to subscribe for or purchase any shares of any class of stock of this corporation, either now or hereafter authorized whether issued for cash, property or services, or to subscribe for or purchase obligations, bonds, notes, debentures, other securities or stock convertible into stock of any class of this corporation other than such right, if any, as the Board of Directors in its discretion may from time to time determine, and at such prices as the Board of Directors may from time to time fix.

ARTICLE FIVE

The name and place of residence of the incorporator is as follows:

Joseph D. Lehrer, Esq.
10 South Broadway, Suite 2000
St. Louis, Missouri 63102

ARTICLE SIX

The number of directors to constitute the Board of Directors is seven (7). Hereafter, the number of directors shall be fixed by, or in the manner provided in, the By-Laws. Any changes in the number will be reported to the Secretary of State within thirty (30) calendar days of such change.

ARTICLE SEVEN

The duration of the Corporation is perpetual.

ARTICLE EIGHT

The Corporation is formed for the following purpose: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE NINE

The Board of Directors is authorized to make, amend, alter and rescind the By-Laws of the Corporation.

I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts stated herein are true, and I have accordingly hereunto set my hand this 7th day of March, 2007.

By:	/s/ Joseph D. Lehrer
Name:	Joseph D. Lehrer
Title:	Incorporator

Certificate of Elimination

To Eliminate

the Special Voting Preferred Stock,

the Class B Special Voting Preferred Stock,

the Series C Convertible Preferred Stock, and

the Series D Convertible Preferred Stock

of

APPLIED DIGITAL SOLUTIONS, INC.

Applied Digital Solutions, Inc., a company organized and existing under the General and Business Corporation Law of the State of Missouri (the “Company”), hereby certifies:

FIRST: That the Board of Directors of the Company adopted the following resolutions by unanimous consent of the Board of Directors, effective March 22, 2007:

“UNANIMOUS CONSENT OF THE BOARD OF DIRECTORS OF

APPLIED DIGITAL SOLUTIONS, INC.

IN LIEU OF SPECIAL MEETING

The undersigned, constituting all members of the Board of Directors (the “Board of Directors”) of APPLIED DIGITAL SOLUTIONS, INC., a Missouri corporation (the “Company”), do hereby unanimously consent, effective March 22, 2007, in lieu of a special meeting of the Board of Directors on such date, to the adoption of the following resolutions pursuant to Section 351.340 of the General and Business Corporation Law of Missouri, which such unanimous consent shall have the same force and effect as a unanimous vote at a duly held meeting of the Board of Directors.

WHEREAS, pursuant to Article Three of the Company’s Fourth Restated Articles of Incorporation, as amended, the Company is authorized to issue Five Million (5,000,000) shares of preferred stock having a par value of Ten Dollars ($10.00) per share; and

WHEREAS, pursuant to Article Three of the Company’s Fourth Restated Articles of Incorporation, as amended, the Board of Directors is vested with the authority to issue such preferred stock in one or more series and by resolution or resolutions as to each series to fix the designation, dividend rights, voting powers, rights on liquidation or dissolution and other preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of the shares of such series; and

WHEREAS, the Board of Directors has created and authorized the issuance of the following series of preferred stock: (i) one (1) share of preferred stock to be designated the Special Voting Preferred Stock (“Special Voting Preferred Stock”), as authorized by a certificate of designation filed with the Missouri Secretary of State’s office on June 26, 1998 (“Special Voting Preferred Stock Certificate of Designation”); (ii) one (1) share of preferred stock to be designated the Class B Special Voting Preferred Stock (“Class B Special Voting Preferred Stock”) as authorized by a certificate of designation filed with the Missouri Secretary of State’s office on November 23, 1998 (“Class B Special Voting Preferred Stock Certificate of Designation”); (iii) one hundred thousand (100,000) shares of preferred stock to be designated the Series C Convertible Preferred Stock (“Series C Convertible Preferred Stock”) as authorized by a certificate of designation filed with the Missouri Secretary of State’s office on October 25, 2000 (“Series C Convertible Preferred Stock Certificate of Designation”); and (iv) eighteen thousand (18,000) shares of preferred stock to be designated the Series D Convertible Preferred Stock (“Series D Convertible Preferred Stock”) as authorized by a certificate of designation filed with the Missouri Secretary of State’s office on June 10, 2005 (“Series D Convertible Preferred Stock Certificate of Designation”); and

WHEREAS, the Company has exchanged all shares of the authorized and previously issued shares of the Special Voting Preferred Stock, the Class B Special Voting Preferred Stock, the Series C Convertible Preferred Stock and Series D Convertible Preferred Stock (collectively, “Preferred Stock”) and as a result none of the authorized shares of Preferred Stock are outstanding; and

WHEREAS, the Company desires to cancel and eliminate each class and series of Preferred Stock and eliminate the Special Voting Preferred Stock Certificate of Designation, the Class B Special Voting Preferred Stock Certificate of Designation, the Series C Convertible Preferred Stock Certificate of Designation and the Series D Convertible Preferred Stock Certificate of Designation (collectively, “Certificates of Designation”).

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors deems it advisable and in the best interest of the Company that the Company eliminate all classes and series of Preferred Stock and that, in connection with such elimination of the Preferred Stock, the Company eliminate in all respects the Certificates of Designation; and further

RESOLVED, that for purposes of these resolutions the term “Appropriate Officer” shall mean and include the Chief Executive Officer, the Chief Financial Officer, President and any Vice President of the Company, and each of them, and shall also mean and include the Secretary and any Assistant Secretary, and each of them, where necessary or convenient to attest to any act of any of the aforesaid officers by and on behalf of the Company; and further

RESOLVED, that the elimination of all of the authorized shares of Preferred Stock and the elimination in all respects of the Certificates of Designation be, and hereby are, authorized and approved, and the Appropriate Officers are, and each of them hereby is, authorized, empowered and directed to execute and acknowledge a Certificate of Elimination reflecting the elimination of all of the authorized shares of Preferred Stock and the elimination in all respects of the Certificates of Designation, and to file such Certificate of Elimination with the Secretary of State of the State of Missouri.”

SECOND: That the Certificates of Designation with respect to the Preferred Stock were filed in the office of the Secretary of State of the State of Missouri on the date hereinabove provided. None of the authorized shares of Preferred Stock are outstanding and none will be issued.

THIRD: That in accordance with Section 351.180 of the General and Business Corporation Law of the State of Missouri, the Fourth Restated Articles of Incorporation, as amended, of the Company is hereby amended to eliminate all reference to the Preferred Stock.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed as of March 23, 2007.

APPLIED DIGITAL SOLUTIONS, INC.

By:/s/ Michael Krawitz

Michael Krawitz, Chief Executive Officer

ATTEST:

By:/s/ Kay Langsford-Loveland

Kay Langsford-Loveland, Secretary

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

APPLIED DIGITAL SOLUTIONS, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is Applied Digital Solutions, Inc.

2. The Certificate of Incorporation of the Corporation is hereby amended by changing the first paragraph of the Article numbered “Three” so that, as amended, said paragraph of said Article shall be and read as follows:

ARTICLE THREE

“The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is One Hundred Seventy Million (170,000,000) shares, of which Five Million (5,000,000) shares shall be preferred stock (“Preferred Stock”) having a par value of $10.00 per share and One Hundred Sixty-Five Million (165,000,000) shares shall be common stock (“Common Stock”) having a par value of $.01 per share. A statement of the preferences, qualifications, limitations, restrictions, and the special or relative rights, including convertible rights, in respect of the shares of each class is as follows:”

3. Thereafter, pursuant to a resolution of its Board of Directors, a meeting of stockholders of the Corporation was duly called and held, on December 21, 2007 upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

4. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

NOW, THEREFORE, the Corporation has caused this Certificate to be signed this 21st day of December, 2007.

By:	/s/Lorraine M. Breece
Title:	Senior Vice President and Acting
Chief Financial Officer
Name:	Lorraine Breece

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
OF
APPLIED DIGITAL SOLUTIONS, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is Applied Digital Solutions, Inc.

2. The Certificate of Incorporation of the Corporation is hereby amended by changing the Article numbered “One” so that, as amended, said Article shall be and read as follows:

“ARTICLE ONE

The name of the corporation is Digital Angel Corporation (the “Corporation”).”

3. The Certificate of Incorporation of the Corporation is hereby amended by changing the first paragraph of the Article numbered “Three” so that, as amended, said paragraph of said Article shall be and read as follows:

“ARTICLE THREE

The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is One Hundred Ninety Five Million (195,000,000) shares, of which Five Million (5,000,000) shares shall be preferred stock (“Preferred Stock”) having a par value of $10.00 per share and One Hundred Ninety Million (190,000,000) shares shall be common stock (“Common Stock”) having a par value of $.01 per share. A statement of the preferences, qualifications, limitations, restrictions, and the special or relative rights, including convertible rights, in respect of the shares of each class is as follows:”

4. Pursuant to a resolution of its Board of Directors, a meeting of stockholders of the Corporation was duly called and held, on June 20, 2008 upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

5. The foregoing amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

NOW, THEREFORE, the Corporation has caused this Certificate to be signed this 20 day of June, 2008.

By:	/s/ Lorraine M. Breece
Name:	Lorraine M. Breece
Title:	Senior Vice President and Chief Financial Officer

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
OF
DIGITAL ANGEL CORPORATION

Digital Angel Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation (hereinafter called the “Corporation”) is Digital Angel Corporation.

2. At a meeting of the Board of Directors of the Corporation, resolutions were duly adopted declaring the advisability of an amendment to the Certificate of Incorporation, as follows, and providing that:

Article Three of the Certificate of Incorporation of the Corporation shall be hereby amended and restated to read as follows:

“ARTICLE THREE”

The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is Forty Million (40,000,000) shares of which Five Million (5,000,000) shares shall be preferred stock (“Preferred Stock”) having a par value of $10.00 per share and Thirty-Five Million (35,000,000) shares shall be common stock (“Common Stock”) having a par value of $.01 per share. A statement of the preferences, qualifications, limitations, restrictions, and the special or relative rights, including convertible rights, in respect of the shares of each class is as follows:

A. Preferred Stock.

Subject to the requirements of the laws of the State of Delaware, authority is hereby vested in the Board of Directors from time to time to issue 5,000,000 shares of Preferred Stock in one or more series and by resolution or resolutions as to each series:

(a) to fix the distinctive serial designation of the shares of such series;

(b) to fix the rate per annum at which the holders of the shares of such series shall be entitled to receive dividends, the dates on which said dividends shall be payable, and, if the directors determine that the dividends with respect to said series shall be cumulative, the date or dates from which such dividends shall be cumulative;

(c) to determine whether the shares of such series shall have voting power, and, if so, the extent and definition of such voting power;

(d) to fix the price or prices at which the shares of such series may be redeemed, and to determine whether the shares of such series may be redeemed in whole or in part or only as a whole;

(e) to fix the amounts payable on the shares of such series in the event of liquidation, dissolution, or winding up of the Corporation;

(f) to determine whether or not the shares of any such series shall be made convertible into or exchangeable for shares of any other class or classes of stock of the Corporation or of any other series of Preferred Stock and the conversion price or prices, or the rate or rates of exchange at which such conversion or exchange may be made;

(g) to determine the amount of the sinking fund, purchase fund, or any analogous fund, if any, to be provided with respect to each such series; and

(h) to fix preferences and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions thereof, applicable to each such series.

B. Common Stock.

Each share of Common Stock shall be identical with each other share of Common Stock, except as the holders thereof shall otherwise expressly agree in writing. Subject to the prior rights of the Preferred Stock from time to time issued and outstanding, as hereinbefore set forth, the holders of Common Stock shall be entitled to receive such sums as the Board of Directors may from time to time declare as dividends thereon, or authorize as distributions thereon, out of any sums available to be distributed as dividends and to receive any balance remaining in case of the dissolution, liquidation or winding up of the Corporation after satisfying the prior rights of the Preferred Stock, if any be then outstanding. Each share of Common Stock shall have one vote for all corporate purposes.

On November 10, 2008 (the “Effective Date”), each share of Common Stock, par value $.01 per share (the “Old Common Stock”), issued and outstanding immediately prior to the Effective Date, shall be, and hereby is, reclassified as and changed into one-eighth (1/8) of a share of Common Stock, par value $.01 per share (the “New Common Stock”). Each outstanding stock certificate which immediately prior to the Effective Date represented one or more shares of Old Common Stock shall thereafter, automatically and without the necessity of surrendering the same for exchange, represent the number of whole shares of New Common Stock determined by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Date by one-eighth (1/8) and rounding such number down to the nearest whole integer, and shares of Old Common Stock held in uncertificated form shall be treated in the same manner. The Corporation shall not be required to issue or deliver any fractional shares of New Common Stock. Each holder of such New Common Stock shall be entitled to receive for such fractional interest, and at the Effective Date any such fractional interest in such shares of New Common Stock shall be converted into the right to receive, an amount in cash, without interest, determined by multiplying (i) such fractional share interest to which the holder would otherwise be entitled by (ii) the closing sale price of the Common Stock (on a post-reverse-split basis as adjusted for the amendment effected hereby) on the Effective Date on The NASDAQ Stock Market. Shares of Common Stock that were outstanding prior to the Effective Date and that are not outstanding after the Effective Date shall resume the status of authorized but unissued shares of Common Stock.”

3. Pursuant to a resolution of its Board of Directors, a meeting of stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

4. The foregoing amendment was duly adopted at such meeting of the stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

5. The effective date of this Certificate of Amendment to the Certificate of Incorporation shall be November 10, 2008.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Secretary as of the 31st day of October, 2008.

By:	/s/ Patricia M. Petersen
Title: Patricia M. Petersen
Name: Secretary

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
OF DIGITAL ANGEL CORPORATION

Digital Angel Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The Certificate of Incorporation of the Corporation is hereby amended by changing the first paragraph of the Article numbered “Three” so that, as amended, said paragraph of said Article shall be and read as follows:

The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is Fifty Five Million (55,000,000) shares, of which Five Million (5,000,000) shares shall be preferred stock (“Preferred Stock”) having a par value of $10.00 per share and Fifty Million (50,000,000) shares shall be common stock (“Common Stock”) having a par value of $.01 per share. A statement of the preferences, qualifications, limitations, restrictions, and the special or relative rights, including convertible rights, in respect of the shares of each class is as follows:

2. Pursuant to a resolution of its Board of Directors, a meeting of stockholders of the Corporation was duly called and held, on September 25, 2009 upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

3. The foregoing amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Chief Financial Officer as of the 22 day of January, 2010.

By:	/s/ Lorraine M. Breece
	Title:	Chief Financial Officer
	Name:	Lorraine M. Breece

CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF INCORPORATION OF
DIGITAL ANGEL CORPORATION

Digital Angel Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware, (the “Corporation”) does hereby certify as follows:

FIRST: The name of this corporation is Digital Angel Corporation.

SECOND: The date of filing of its original certificate of incorporation with the Secretary of State of the State of Delaware was March 7, 2007 (as Applied Digital Solutions, Inc.) and which has been amended from time to time (as amended to date, the “Certificate of Incorporation”).

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend the Certificate of Incorporation as follows:

A.     Article One of the Certificate of Incorporation is hereby deleted and replaced with the following:

“The name of the corporation is VeriTeQ Corporation (the “Corporation”).”

B.     Article Three of the Certificate of Incorporation is hereby amended by changing the last paragraph in Article Three, Subsection B, so that, as amended, said paragraph of said Article shall be read as follows:

Effective at 5 p.m. on October 18, 2013 (the “Effective Time”), every 30 shares of Common Stock issued and outstanding immediately prior to the Effective Time (“Old Common Stock”) shall automatically be combined, without any action on the part of the holder thereof, into one (1) validly issued, fully paid and non-assessable share of Common Stock (“New Common Stock”), subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. No stockholder of the Corporation shall transfer any fractional shares of Common Stock. The Corporation shall not recognize on its stock record books any purported transfer of any fractional share of Common Stock. A holder of Old Common Stock who otherwise would be entitled to receive fractional shares of New Common Stock because they hold a number of shares of Old Common Stock not evenly divisible by the Reverse Stock Split ratio will be entitled to receive a cash payment equal to the product obtained by multiplying (a) the number of shares of Old Common Stock held by such holder that would otherwise have been exchanged for such fractional share interest, by (b) the volume weighted average price of the Old Common Stock as reported on The OTC Market, or other principal market of the Old Common Stock, as applicable, on the date of the Effective Time of the Reverse Stock Split. Each certificate that immediately prior to the Effective Time represented shares of Old Common Stock (“Old Certificates”), shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by the Old Certificate shall have been combined. Except as set forth above in this paragraph, Article Three of the Certificate of Incorporation remains in full force and effect.

FOURTH: That, the stockholders of the Corporation, in accordance with Section 228 of the General Corporation Law of the State of Delaware, by written consent of the holders of the number of shares of voting stock required to approve the action at a meeting, approved the amendments.

FIFTH: This Certificate of Amendment has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, Digital Angel Corporation has caused this Certificate of Amendment to be signed by its Chief Financial Officer on October 18, 2013.

DIGITAL ANGEL CORPORATION

By:	/s/ Lorraine Breece
Name:	Lorraine Breece
Title:	Chief Financial Officer